ANCHIN, BLOCK & ANCHIN LLP
                                              Accountants and Advisors

                                              1375 Broadway New York, NY  10018
                                              (212) 840-3456
                                              www.anchin.com




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-effective Amendment No. 1 to Registration Statement No. 333-164095 of Robeco-Sage Multi-Strategy TEI Fund, L.L.C. on Form N-2 of our reports for Robeco-Sage Multi-Strategy TEI Fund, L.L.C. and Robeco-Sage Multi-Strategy TEI Master Fund, L.L.C., dated March 2, 2010 and May 27, 2010, respectively. We also consent to the references to us under the captions "Financial Highlights of the Master Fund" and "Independent Registered Public Accounting Firm" in the Prospectus and under the caption "Financial Statements" in the Statement of Additional Information.


                                               ANCHIN, BLOCK & ANCHIN LLP



New York, New York
June 17, 2010